UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2025, Amcor plc (the “Company”) announced that Michael Casamento, the Company’s Executive Vice President and Chief Financial Officer, will step down from his officer role effective November 10, 2025 in connection with his decision to return home to Australia full-time. Mr. Casamento will remain employed as a special advisor to the Company until June 30, 2026 (the “Termination Date”) to ensure a smooth transition of his duties, reporting to the Chief Financial Officer in such role; the Company and Mr. Casamento may agree to an earlier Termination Date. Mr. Casamento’s departure from the Company is not as a result of any disagreement with the Company.

Mr. Casamento is a party to an employment agreement with the Company, dated September 23, 2015 (the “Casamento Employment Agreement”), which was modified by a letter agreement, dated April 30, 2025, between the Company and Mr. Casamento (the “Casamento Letter Agreement” and, together with the Casamento Employment Agreement, the “Existing Employment Agreement”). In connection with Mr. Casamento’s departure, he has entered into a Mutual Settlement Agreement with the Company, dated October 8, 2025 (the “Mutual Settlement Agreement”), which serves as an amendment to any relevant clauses included in Mr. Casamento’s Existing Employment Agreement. The Mutual Settlement Agreement provides for the following, in exchange for Mr. Casamento’s execution of a general release of claims, as well as continued compliance with the covenants in the Mutual Settlement Agreement and the Existing Employment Agreement: (1) continued base salary at the amount that Mr. Casamento was receiving immediately prior to his departure from his officer role, and continued benefits, through the Termination Date; (2) a payment in an amount equal to twelve months’ base salary, payable following the Termination Date; (3) the right to receive the actual cash bonus, if any is earned, under the Company’s Management Incentive Plan (the “MIP”) for the fiscal year ending June 30, 2026, pro-rated if the Termination Date occurs earlier than fiscal year end, at the same time such bonuses are otherwise paid; (4) the continued right to vest in any equity awards issued by the Company for which the vesting date occurs prior to the Termination Date (contingent on any requirements for vesting being met), including those awards issued under the Company’s Senior Executive Retention Share Plan; (5) vesting within 30 days after the Termination Date of any unvested awards under the Company’s Equity Management Incentive Plan; (6) treatment under the Company’s Long-Term Incentive Plan (the “LTIP”) of various awards based on their status, including (i) the ability to exercise vested but unexercised options or performance rights for 90 days after the Termination Date, and (ii) pro-rated vesting of performance-based equity awards and options if more than half of the performance period has been satisfied as of the Termination Date, with performance tested as of the assessment date and 90 days to exercise following their vesting date; (7) pro-ration of unvested performance shares and options under the FY2026 LTIP flex up grant, with performance tested as of the assessment date and the expiration date of the options set in 2035; (8) other than as discussed in (7) herein, cancellation of any equity awards issued under the LTIP at July 1, 2025 or later; (9) relocation assistance to Melbourne, Australia; and (10) settlement of his vacation days following the Termination Date.

In exchange for the payments made under the Mutual Settlement Agreement, Mr. Casamento provides a general release of claims as related to the Company and its affiliates, officers, directors, and shareholders. The Mutual Settlement Agreement and Existing Employment Agreement contain customary restrictive covenants relating to non-competition, non-solicitation, non-disparagement, and confidentiality, for which the payments described above will serve as consideration.

Mr. Stephen R. Scherger, 61, has been appointed to serve as the Company’s Executive Vice President and Chief Financial Officer, effective November 10, 2025. Mr. Scherger previously served as Chief Financial Officer of Graphic Packaging (NYSE: GPK), a publicly traded provider of fiber-based packaging solutions to food, beverage, foodservice, and other consumer products companies, from 2015 to 2025. From 2014 to 2015 he served as Senior Vice President, Finance of Graphic Packaging and from 2012 to 2014, he served as Senior Vice President, Consumer Packaging of Graphic Packaging, where he had direct responsibility for a $2.1 billion business comprising approximately 6,000 employees and 28 manufacturing facilities. He spent the first 25 years of his career at MeadWestvaco, where he served in finance, operations and strategy roles of increasing responsibility, ultimately assuming the role of President of the company’s $1.3 billion Beverage and Consumer Electronics business. Mr. Scherger is a member of the Board of Directors of Middleby Corporation (NASDAQ: MIDD), serving as a member of the Audit Committee and Chair of the Compensation Committee.

In connection with Mr. Scherger’s appointment, he entered into an offer letter with the Company, dated October 8, 2025 (the “Scherger Letter Agreement”), that sets forth employment and compensation terms. Pursuant to the terms of the Scherger Letter Agreement, Mr. Scherger will receive an annualized base salary of US $1,000,000 and will participate in the MIP with a target opportunity of 100% of base salary and payouts ranging from 0% to 200% of base salary based on achievement of performance targets set by the Company, with his fiscal 2026 participation pro-rated to reflect his appointment date. Mr. Scherger will also participate in the LTIP with annual grants made to him with respect to a number of shares having target grant date fair value of 300% of his base salary, with the grant for fiscal 2026 being pro-rated to reflect his appointment date. Additionally, on his appointment date, Mr. Scherger will receive a special grant under the LTIP with respect to a number of shares having an anticipated target grant fair value of 195% of his base salary.

Mr. Scherger will also receive a one-time sign-on cash bonus of US $500,000 payable in February 2026, and a special retention equity grant at the appointment date of restricted stock units having a value of US $2,300,000, 50% of which will vest one year from the appointment date and the other 50% of which will vest two years from the appointment date. Mr. Scherger will receive financial support to relocate to Deerfield, IL in accordance with the Company’s relocation policy, subject to his initiating the support by the one-year anniversary of the appointment date.

Mr. Scherger will be entitled to participate in the Company’s Executive Change in Control Severance Plan as a non-CEO participant. Mr. Scherger will also be subject to restrictive covenants, as set forth in the Scherger Letter Agreement, including perpetual confidentiality, assignment of inventions, and non-solicitation and non-competition covenants that continue for twelve months following termination of employment. The notice period for Mr. Scherger to terminate his employment under the Scherger Letter Agreement is six months’ written notice.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Scherger or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Scherger and any of the Company’s directors or executive officers. The appointment of Mr. Scherger was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

The foregoing descriptions of the Casamento Letter Agreement, the Casamento Employment Agreement, the Mutual Settlement Agreement and the Scherger Letter Agreement are not complete, are in summary form only and are qualified in their entirety by reference to the full text of the Casamento Letter Agreement, the Casamento Employment Agreement, the Mutual Settlement Agreement and the Scherger Letter Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively. A copy of the press release announcing the departure of Mr. Casamento and the hiring of Mr. Scherger is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD.

On October 9, 2025, in a press release dated that same date and included as Exhibit 99.1 to this Current Report on Form 8-K, the Company reaffirmed its first quarter and fiscal year 2026 outlook, as provided in connection with fourth quarter and fiscal year 2025 financial results on August 14, 2025. The Company continues to expect Adjusted EPS of 80-83 cps, representing 12-17% constant currency growth, and Free Cash Flow of $1.8-1.9 billion for fiscal year 2026. For the first quarter, Amcor also expects Adjusted EPS to be within the previously announced 18-20 cps range.

Cautionary Statement Regarding Forward-Looking Statements

Unless otherwise indicated, references to "Amcor," the "Company," "we," "our," and "us" in this filing refer to Amcor plc and its consolidated subsidiaries. This document contains certain statements that are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like "believe," "expect," "target," "project," "may," "could," "would," "approximately," "possible," "will," "should," "intend," "plan," "anticipate," "commit," "estimate," "potential," "ambitions," "outlook," or "continue," the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor's business, including the ability to successfully realize the expected benefits of the merger of Amcor and Berry Global Group, Inc. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: risks arising from the integration of the Amcor and Berry Global Group, Inc., ("Berry Global") businesses as a result of the Merger completed on April 30, 2025 (the "Transaction"); risk of continued substantial and unexpected costs or expenses resulting from the Transaction; risk that the anticipated benefits of the Transaction may not be realized when expected or at all; risk that the Company's significant indebtedness may limit its flexibility and increase its borrowing costs; risk that the Merger related tax liabilities could have a material impact on the Company's financial results; changes in consumer demand patterns and customer requirements in numerous industries; risk of loss of key customers, a reduction in their production requirements, or consolidation among key customers; significant competition in the industries and regions in which we operate; an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions; challenging global economic conditions; impacts of operating internationally; price fluctuations or shortages in the availability of raw materials, energy and other inputs, which could adversely affect our business; production, supply, and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract, develop, and retain our skilled workforce and manage key officer and employee transitions; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; physical impacts of climate change; significant disruption at key manufacturing facilities; cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information; failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data; rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the key operational risks we face; an inability to defend our intellectual property rights or intellectual property infringement claims against us; litigation, including product liability claims or litigation related to Environmental, Social, and Governance ("ESG") matters, or regulatory developments; increasing scrutiny and changing expectations from investors, customers, suppliers, and governments with respect to our ESG practices and commitments resulting in additional costs or exposure to additional risks; changing ESG government regulations including climate-related rules; changing environmental, health, and safety laws; changes in tax laws or changes in our geographic mix of earnings; and changes in trade policy, including tariff and custom regulations or failing to comply with such regulations. These risks and uncertainties are supplemented by those identified from time to time in our filings with the Securities and Exchange Commission (the "SEC"), including without limitation, those described under Part I, "Item 1A - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and as updated by our quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between Amcor Group GmbH and Michael Casamento, dated as of April 30, 2025 (incorporated by reference to Exhibit 10.3 to Amcor plc’s Form 8-K filed on April 30, 2025).
10.2	Employment Agreement between Amcor Limited and Michael Casamento, dated as of September 23, 2015 (incorporated by reference to Exhibit 10.4 to Amcor plc’s Registration Statement on Form S-4 filed on March 12, 2019).
10.3	Mutual Settlement Agreement between Amcor Group GmbH and Michael Casamento, dated as of October 8, 2025.
10.4	Letter Agreement between Amcor plc and Stephen R. Scherger, dated as of October 8, 2025.
99.1	Press Release of Amcor plc, dated October 9, 2025.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	October 9, 2025	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary